Exhibit 99.1

Insmed Appoints Roger Adsett as Chief Commercial Officer

BRIDGEWATER, N.J., September 27, 2016 (GLOBE NEWSWIRE) — Insmed Incorporated (Nasdaq: INSM), a global biopharmaceutical company focused on the unmet needs of patients with rare diseases, today announced the appointment of Roger Adsett as chief commercial officer. Mr. Adsett was most recently senior vice president, head of the gastrointestinal and internal medicine business unit at Shire plc.

As chief commercial officer and a member of Insmed’s senior leadership team, Mr. Adsett will be charged with overseeing the development and execution of Insmed’s global commercial strategy for ARIKAYCE™ (liposomal amikacin for inhalation), which is under development to treat patients with non-tuberculous mycobacteria (NTM) lung infections. Mr. Adsett will be responsible for building and leading the commercial organization to ensure effective execution of brand development, product launches, and ongoing commercialization strategies, including sales and marketing.

“Roger is a seasoned executive with a proven track record of success in bringing therapies to market. I am very pleased he will be joining Insmed as we look forward to the commercialization of ARIKAYCE and additional products,” said Will Lewis, president and chief executive officer of Insmed.  “Roger has extensive experience of ensuring optimal performance of marketed products and his global marketing expertise will be invaluable to our future as we prepare to become a commercial-stage pharmaceutical company.”

Commenting on his appointment, Mr. Adsett said, “I am thrilled to have the opportunity to join Insmed at such a promising time in the company’s history. I am looking forward to working with the talented team here to execute on the company’s global strategy, and to further its goal of meeting the unmet therapeutic needs of patients with NTM lung disease and other rare disorders.”

Prior to joining Insmed, Mr. Adsett held various leadership roles with Shire from 2005 to 2016. During his time as senior vice president of its gastrointestinal and internal medicine business unit, Mr. Adsett oversaw Shire’s global commercial P&L across six specialty and two rare disease brands. Previously, he also served as Shire’s gastrointestinal business unit leader, responsible for building the global leading mesalamine business. Before joining Shire, Mr. Adsett worked at AstraZeneca for 11 years, most recently serving as the global brand director for Symbicort®, a medicine for the treatment of asthma and chronic obstructive pulmonary disease. Prior to AstraZeneca, Mr. Adsett was a senior analyst at Accenture, from 1991 to 1994.  Mr. Adsett holds an M.B.A. from The Wharton School at the University of Pennsylvania and a B.A. in English and Economics from Bucknell University.

Insmed also announced the granting of an inducement award to Mr. Adsett pursuant to NASDAQ Listing Rule 5635(c)(4). Mr. Adsett will receive an option to purchase shares of

Insmed common stock equivalent to the value of $850,000 as material inducement to entering into employment with the company. The exact number of options will be determined using a Black-Scholes calculation based upon the closing price on the Nasdaq Global Select Market at the end of the day on the first business day of the month following his date of hire. The agreement governing this option award will be consistent with Insmed’s standard stock option inducement award agreement. The options have a 10-year term and will vest pursuant to Insmed’s standard four-year vesting schedule, with 25% of the shares subject to the option award vesting on the first anniversary of his commencement of employment and 12.5% of the shares subject to the option award vesting on each six-month anniversary date thereafter through the fourth anniversary of the date of grant, subject to Mr. Adsett’s continued employment by Insmed on each applicable vesting date. The inducement grants were approved by Insmed’s Compensation Committee on September 26, 2016.

About Insmed

Insmed Incorporated is a global biopharmaceutical company focused on the unmet needs of patients with rare diseases. The company is advancing a global phase 3 clinical study of ARIKAYCE (liposomal amikacin for inhalation) in nontuberculous mycobacteria (NTM) lung disease, a rare and often chronic infection that is capable of causing irreversible lung damage and can be fatal. There are currently no products indicated for the treatment of NTM lung disease in the United States or European Union (EU). Insmed’s earlier-stage clinical pipeline includes INS1009, a nebulized prodrug formulation of treprostinil that the company believes may offer a differentiated product profile with therapeutic potential in rare pulmonary disorders such as pulmonary arterial hypertension (PAH), idiopathic pulmonary fibrosis (IPF), sarcoidosis, and severe refractory asthma. To complement its internal research, Insmed actively seeks in-licensing opportunities for a broad range of rare diseases.  For more information, visit www.insmed.com.

“Insmed” and “ARIKAYCE” are the company’s trademarks. All other trademarks, trade names or service marks appearing in this press release are the property of their respective owners.

Forward-looking statements

This press release contains forward looking statements.  “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties.  Words herein such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements.

Forward-looking statements are based upon the company’s current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such factors include, among others, the factors discussed in Item 1A “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q, and the following: the ability to complete development of, receive regulatory approval for, and successfully commercialize ARIKAYCE, or liposomal amikacin for inhalation (LAI), and INS1009, nebulized treprostinil prodrug; the number of patients enrolled and the timing of patient enrollment in the company’s global phase 3 clinical study of ARIKAYCE; estimates of expenses and future revenues and profitability; plans to develop and market new products and the timing of these development programs; status, timing, and the results of preclinical studies and clinical trials and preclinical and clinical data described herein; the sufficiency of preclinical and clinical data in obtaining regulatory approval for the company’s product candidates; the timing of responses to information and data requests from the US Food and Drug Administration, the European Medicines Agency, and other regulatory authorities; clinical development of product candidates; ability to obtain and maintain regulatory approval for product candidates; expectation as to the timing of regulatory review and approval; estimates regarding capital requirements and the needs for additional financing; estimates of the size of the potential markets for product candidates; selection and licensing of product candidates; ability to attract third parties with acceptable development, regulatory and commercialization expertise; the benefits to be derived from corporate license agreements and other third party efforts, including those relating to the development and commercialization of product candidates; the degree of protection afforded to the company by its intellectual property portfolio; the safety and efficacy of product candidates; sources of revenues and anticipated revenues, including contributions from license agreements and other third party efforts for the development and commercialization of products; ability to create an effective direct sales and marketing infrastructure for products the company elects to market and sell directly; the rate and degree of market acceptance of product candidates; the impact of any litigation the company is a party to, including, without limitation, the class action lawsuit recently filed against the company; the timing, scope and rate of reimbursement for product candidates; the success of other competing therapies that may become available; and the availability of adequate supply and manufacturing capacity and quality for product candidates.

The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Insmed disclaims any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Insmed Incorporated:

Susan Mesco

Head of Investor Relations

908-947-4326

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